Exhibit 99.1

Media Relations: Robin Deliso, (617) 692.2601, news@enernoc.com

Investor Relations: Brian Norris, (617) 532.8104, ir@enernoc.com

EnerNOC Reports Results for Second Quarter of 2014

– Company Posts Second Quarter Revenue of $44 Million, Up 22% Year-Over-Year –

Boston, MA. – August 7, 2014 — EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS), today announced results for the second quarter ended June 30, 2014 and updated management’s guidance for 2014.

Summary Financial Results

In Thousands, Except Per Share Amounts	Q2 2014	Q2 2013	% Change	H1 2014	H1 2013	% Change
Revenue	$44,055	$36,153	21.9%	$96,563	$69,003	39.9%
Net Income (Loss) Attributable to EnerNOC, Inc.
GAAP	$(27,385)	$(34,351)	20.3%	$(57,798)	$(64,888)	10.9%
Non-GAAP[1]	$(21,107)	$(29,281)	27.9%	$(45,410)	$(53,320)	14.8%
Net Income (Loss) Attributable to EnerNOC, Inc. Per Diluted Share
GAAP	$(0.96)	$(1.23)	22.0%	$(2.05)	$(2.35)	12.8%
Non-GAAP[1]	$(0.74)	$(1.05)	29.5%	$(1.61)	$(1.93)	16.6%
Cash Flow From Operations	$17,292	$5,384	221.2%	$5,726	$12,164	(52.9%)
Free Cash Flow[1]	$10,819	$(12,864)	N/A	$(6,860)	$(15,022)	54.3%
Adjusted EBITDA[1]	$(16,288)	$(22,387)	27.2%	$(34,712)	$(40,894)	15.1%

[1]	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

“We are pleased with our second quarter results which were highlighted by a significant increase in our enterprise customer base and strong growth from our international operations”, said Tim Healy, Chairman and CEO of EnerNOC, Inc. “Our results continue to reflect our ability to drive disruptive innovation with our technology as we strive to change the way the world uses energy. We continue to be focused on delivering EIS solutions that enable our customers to buy energy more efficiently, use less energy, and maximize business productivity.”

Company Issues Third Quarter Guidance and Updates Full Year Guidance

The Company today issued guidance for the third quarter of 2014 and updated its previously issued guidance for the full year. The Company’s guidance is based on the current indications for its business, which may change at any time.

Guidance for Quarter Ending September 30, 2014
Estimate	Issued on August 7, 2014
Total Revenue (in millions)	$313.0-$323.0
GAAP Net Income Attributable to EnerNOC, Inc. Per Diluted Share	$3.27-$3.33
Non-GAAP Net Income Attributable to EnerNOC, Inc. Per Diluted Share[1]	$3.51-$3.58
Adjusted EBITDA[1] (in millions)	$123.5-$127.0

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Guidance for Year Ending December 31, 2014
Estimate	Issued on May 8, 2014	Issued on August 7, 2014
Total Revenue (in millions)	$450.0-$465.0	$450.0-$465.0
GAAP Net Income Attributable to EnerNOC, Inc. per Diluted Share	$0.40-$0.50	$0.47-$0.55
Non-GAAP Net Income Attributable to EnerNOC, Inc. per Diluted Share[1]	$1.28-$1.40	$1.36-$1.45
Adjusted EBITDA[1] (in millions)	$72.0-$76.0	$72.0-$76.0

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Recent Operational Highlights

•	The Company introduced new pricing and packaging for its energy intelligence software (EIS). The new structure is designed to simplify and accelerate adoption, and deliver the capabilities to manage energy based on its three primary cost drivers: how it is bought, how much is used, and when it is used. The new packages align with a traditional SaaS-approach of bundling features and services with three different price points that reflect increasing customer value associated with more feature-rich, high-touch deployments. The Company’s EIS includes seven core areas of functionality: utility bill management, supply management, visibility and reporting, facility optimization, project management, demand management, and demand response.

•	The Company announced the release of its newest software update which includes predictive energy algorithms and a tariff engine, empowering enterprise customers to predict energy costs with a high degree of accuracy. The new capabilities provide a granular view into future energy usage and spend to help customers optimize consumption and reduce peak demand charges, which can comprise 30% or more of total monthly electricity costs.

•	The Company expanded its growing base of enterprise EIS customers. During the second quarter of 2014, the Company added over 200 new customers with enterprise revenue, including new agreements with Microsoft Corp., Equity Office Properties, Johns Manville, and Accor Hotels Australia.

•	The Company announced that Tucson Electric Power (TEP) has extended and expanded its contract with the Company for up to 45 megawatts of demand response capacity through 2020. TEP provides power to more than 400,000 customers in the Tucson metropolitan area and is the largest corporation headquartered in southern Arizona.

•	The Company announced the acquisition of EnTech, a leading provider of global utility bill management (UBM) software. EnTech’s software is the global UBM solution for 8 of the Fortune 50. It is currently deployed in over 100 countries and processes over one million utility bills per year, making billing data accessible to key decision makers in finance and operations. The combination of real-time energy data, utility tariffs, and monthly utility bill data on EnerNOC’s EIS platform empowers better energy management decisions across global enterprises.

•	The Company received a 2014 Smart Grid Product of the Year award from Smart-Grid.TMCnet.com. The Company software was recognized as an example of outstanding innovation in smart grid technology. The Company has invested approximately $200 million in its technology platform to date and its software is now deployed at tens of thousands of enterprise sites globally.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. Eastern time today to discuss its financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing 1.800.230.1059 and using access code “ENOC”. The conference call may be accessed outside of the United States by dialing +1.612.234.9960 and using access code “ENOC”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 331161 or by accessing the webcast replay on the Company’s investor relations website.

About EnerNOC

EnerNOC is a leading provider of cloud-based energy intelligence software (EIS) and services to thousands of enterprise customers and utilities globally. EnerNOC’s EIS solutions for enterprise customers improve energy productivity by optimizing how they buy, how much they use, and when they use energy. EIS for enterprise includes supply management, utility bill management, facility optimization, visibility and reporting, project management, demand management, and demand response. EnerNOC’s EIS solutions for utilities help maximize the value of demand-side resources, including fully outsourced and utility-managed demand response and energy efficiency programs that drive customer engagement. EnerNOC supports customer success with its world-class professional services team and a Network Operations Center (NOC) staffed 24x7x365. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis and the future growth and success of the Company’s energy intelligence software and related solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,
	2014	2013
Revenues[2]:
Grid operator	$22,974	$15,080
Utility	11,961	13,397
Enterprise	9,120	7,676

Total revenues	44,055	36,153
Cost of revenues	27,802	23,873

Gross profit	16,253	12,280
Operating expenses (income):
Selling and marketing	19,526	19,030
General and administrative	24,191	21,005
Research and development	4,997	4,770
Gain on sale of service line	(3,378)	—
Gain on the sale of assets	(2,171)	—

Total operating expenses and income	43,165	44,805

Loss from operations	(26,912)	(32,525)
Other income (expense), net	374	(1,184)
Interest expense	(603)	(448)

Loss before income tax	(27,141)	(34,157)
Benefit from (provision for) income tax	(264)	(194)

Net loss	(27,405)	(34,351)
Net loss attributable to noncontrolling interest	(20)	—

Net loss attributable to EnerNOC, Inc.	$(27,385)	$(34,351)

Net loss per common share attributable to EnerNOC, Inc. (basic and diluted)	$(0.96)	$(1.23)

Weighted average number of common shares used in computing basic and diluted net loss per share attributable to EnerNOC, Inc.	28,461,111	27,852,298

[2]	The Company has reclassified certain amounts in its condensed consolidated statements of operations for the three month period ended June 30, 2013, to conform to the 2014 presentation. The reclassifications made related to the presentation of the Company’s revenues from DemandSMART revenues and EfficiencySMART, SupplySMART and other revenues to revenues from grid operators, revenues from utilities, and revenues from enterprise customers and was done in order to provide the users of its consolidated financial statements with additional insight into how the Company and its management views and evaluates its revenues and related growth. This reclassification within the condensed consolidated statements of operations for the three month period ended June 30, 2013 had no impact on previously reported total consolidated revenues or consolidated results of operations.

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Six Months Ended June 30,
	2014	2013
Revenues[2]:
Grid operator	$58,744	$30,143
Utility	22,270	25,166
Enterprise	15,549	13,694

Total revenues	96,563	69,003
Cost of revenues	63,941	46,070

Gross profit	32,622	22,933
Operating expenses (income):
Selling and marketing	38,025	34,683
General and administrative	47,868	41,126
Research and development	10,172	9,590
Gain on sale of service line	(3,378)	—
Gain on the sale of assets	(2,171)	—

Total operating expenses	90,516	85,399

Loss from operations	(57,894)	(62,466)
Other income (expense), net	948	(1,117)
Interest expense	(1,053)	(761)

Loss before income tax	(57,999)	(64,344)
Benefit from (provision for) income tax	161	(544)

Net loss	(57,838)	(64,888)
Net loss attributable to noncontrolling interest	(40)	—

Net loss attributable to EnerNOC, Inc.	$(57,798)	$(64,888)

Net loss per common share attributable to EnerNOC, Inc. (basic and diluted)	$(2.05)	$(2.35)

Weighted average number of common shares used in computing basic and diluted net loss per share attributable to EnerNOC, Inc.	28,225,518	27,610,797

[2]	The Company has reclassified certain amounts in its condensed consolidated statements of operations for the six month periods ended June 30, 2013, to conform to the 2014 presentation. The reclassifications made related to the presentation of the Company’s revenues from DemandSMART revenues and EfficiencySMART, SupplySMART and other revenues to revenues from grid operators, revenues from utilities, and revenues from enterprise customers and was done in order to provide the users of its consolidated financial statements with additional insight into how the Company and its management views and evaluates its revenues and related growth. This reclassification within the condensed consolidated statements of operations for the six month period ended June 30, 2013 had no impact on previously reported total consolidated revenues or consolidated results of operations.

EnerNOC, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$108,903	$149,189
Trade accounts receivable, net	25,193	35,933
Unbilled revenue	1,147	66,675
Capitalized incremental direct customer contract costs	43,805	9,509
Prepaid expenses, deposits and other current assets	13,303	9,377

Total current assets	192,351	270,683

Property and equipment, net	49,616	47,419
Goodwill and intangible assets, net	131,232	94,290
Capitalized incremental direct customer contract costs	1,956	1,995
Deposits and other assets	3,188	1,568

Total assets	$378,343	$415,955

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,301	$2,031
Accrued capacity payments	38,339	76,676
Accrued payroll and related expenses	15,394	13,370
Accrued expenses and other current liabilities	29,341	12,386
Deferred revenue	51,141	20,625

Total current liabilities	136,516	125,088

Deferred tax liability	9,715	6,211
Deferred revenue	7,168	6,819
Other liabilities	8,872	8,342

Total long-term liabilities	25,722	21,372

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized, 30,618,012 and 29,920,807 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	31	30
Additional paid-in capital	356,482	353,354
Accumulated other comprehensive loss	(1,647)	(2,535)
Accumulated deficit	(139,152)	(81,354)

Total EnerNOC, Inc. stockholders’ equity	215,714	269,495
Non controlling interest	358

Total stockholders’ equity	216,072	269,495

Total liabilities and stockholders’ equity	$378,343	$415,955

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flow Data

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash provided by operating activities	$17,292	$5,384	$5,726	$12,164
Cash used in investing activities	(10,914)	(17,979)	(41,864)	(25,353)
Cash (used in) provided by financing activities	(1,329)	302	(4,448)	791
Effects of exchange rate changes on cash and cash equivalents	156	(958)	300	(1,067)

Net change in cash and cash equivalents	$5,205	$(13,251)	$(40,286)	$(13,465)

Cash and cash equivalents at beginning of period	$103,698	$114,827	$149,189	$115,041

Cash and cash equivalents at end of period	$108,903	$101,576	$108,903	$101,576

EnerNOC, Inc.

Statement on Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net (loss) income attributable to EnerNOC, Inc. is GAAP net (loss) income attributable to EnerNOC, Inc.; the GAAP measure most comparable to non-GAAP net (loss) income per share attributable to EnerNOC, Inc. is GAAP net (loss) income per share attributable to EnerNOC, Inc.; the GAAP measure most comparable to adjusted EBITDA is GAAP net (loss) income attributable to EnerNOC, Inc.; and the GAAP measure most comparable to free cash flow is cash flows provided by (used in) operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.

Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers non-GAAP net (loss) income attributable to EnerNOC, Inc. to be an important indicator of the overall performance because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash compensation expenses. In addition, management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. Moreover, management considers free cash flow to be an indicator of the Company’s operating trend and performance of the business.

The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management excluded as part of the non-GAAP measures, as well as, reasons for excluding these individual items:

•	Management defines non-GAAP net income (loss) attributable to EnerNOC, Inc. as net income (loss) attributable to EnerNOC, Inc. before expenses related to stock-based compensation and amortization expenses related to acquisition-related intangible assets, net of related tax effects. Non-GAAP net income (loss) attributable to EnerNOC, Inc. includes gains or losses resulting from either the sale of certain assets or disposals of components of an entity that do not represent a strategic shift that has (or would be expected to have) a major effect on an entity’s operations and financial results, net of any related tax effects, or that represents potential ongoing operational trends or are not material. When evaluating the materiality of a gain (or loss) on the sale of assets, management evaluates such gain (or loss) in the context of the Company’s estimated full year financial results, and considers the judgment of a reasonable person relying on the evaluation and whether or not such judgment would have been changed or influenced by the inclusion or exclusion of the gain (or loss).

•	Management defines adjusted EBITDA as net income (loss) attributable to EnerNOC, Inc., excluding depreciation, amortization, stock-based compensation, direct and incremental expenses related to acquisitions or divestitures, interest, income taxes and other income (expense). Adjusted EBITDA includes gains or losses resulting from either the sale of certain assets or disposals of components of an entity that do not represent a strategic shift that has (or would be expected to have) a major effect on an entity’s operations and financial results, net of any related tax effects, or that represent potential ongoing operational trends or are not material. When evaluating the materiality of a gain (or loss) on the sale of assets, management evaluates such gain (or loss) in the context of the Company’s estimated full year financial results, and considers the judgment of a reasonable person relying on the evaluation and whether or not such judgment would have been changed or influenced by the inclusion or exclusion of the gain (or loss). Adjusted EBITDA eliminates items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on our estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical cost incurred to build out our deployed network and may not be indicative of current or future capital expenditures.

•	Management defines free cash flow as net cash provided by (used in) operating activities less capital expenditures. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.

Reconciliation Of Non-GAAP Measures To Nearest GAAP Measures

Reconciliation of Non-GAAP Net (Loss) Income Attributable to EnerNOC, Inc. And Net (Loss) Income Per Share Attributable to EnerNOC, Inc.

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,
	2014	2013

GAAP net loss attributable to EnerNOC, Inc.	$(27,385)	$(34,351)
ADD: Stock-based compensation (1)	3,799	3,307
ADD: Amortization expense of acquired intangible assets (1)	2,479	1,763

Non-GAAP net loss attributable to EnerNOC, Inc.	$(21,107)	$(29,281)

GAAP net loss per diluted share attributable to EnerNOC, Inc.	$(0.96)	$(1.23)
ADD: Stock-based compensation (1)	0.13	0.12
ADD: Amortization expense of acquired intangible assets (1)	0.09	0.06

Non-GAAP net loss per diluted share attributable to EnerNOC, Inc.	$(0.74)	$(1.05)

Weighted average number of diluted common shares outstanding	28,461,111	27,852,298

	Six Months Ended June 30,
	2014	2013
GAAP net loss attributable to EnerNOC, Inc.	$(57,798)	$(64,888)
ADD: Stock-based compensation (1)	8,026	8,011
ADD: Amortization expense of acquired intangible assets (1)	4,362	3,557

Non-GAAP net loss attributable to EnerNOC, Inc.	$(45,410)	$(53,320)

GAAP net loss per diluted share attributable to EnerNOC, Inc.	$(2.05)	$(2.35)
ADD: Stock-based compensation (1)	0.29	0.29
ADD: Amortization expense of acquired intangible assets (1)	0.15	0.13

Non-GAAP net loss per diluted share attributable to EnerNOC, Inc.	$(1.61)	$(1.93)

Weighted average number of diluted common shares outstanding	28,255,518	27,610,797

(1)	The non-GAAP adjustments would have no impact on the provision for income taxes recorded during the three and six month periods ended June 30, 2014 or 2013, respectively.

EnerNOC, Inc.

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss attributable to EnerNOC, Inc.	$(27,385)	$(34,351)	$(57,798)	$(64,888)
Add back:
Depreciation and amortization	7,842	6,831	15,207	13,561
Stock-based compensation expense	3,799	3,307	8,026	8,011
Direct and incremental expenses related to acquisitions or divestitures	413	—	1,359	—
Other expense (income)	(374)	1,184	(948)	1,117
Interest expense	603	448	1,053	761
(Benefit from) provision for income tax[1]	(1,186)	194	(1,611)	544

Adjusted EBITDA	$(16,288)	$(22,387)	$(34,712)	$(40,894)

(1)	Excludes discrete tax provision of $1,450 recorded during the three and six month periods ended June 30, 2014 related to the Company’s sale of the UCS business component.

EnerNOC, Inc.

Reconciliation of Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$17,292	$5,384	$5,726	$12,164
Subtract:
Purchases of property and equipment	(6,473)	(18,248)	(12,586)	(27,186)

Free cash flow	$10,819	$(12,864)	$(6,860)	$(15,022)

Non-GAAP Financial Guidance

This press release also includes estimates of future non-GAAP net income attributable to EnerNOC, Inc., net income per diluted share attributable to EnerNOC, Inc. and Adjusted EBITDA. A reconciliation of these amounts to the nearest expected GAAP results, is presented below:

	Three Months Ending September 30, 2014				Twelve Months Ending December 31, 2014
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High

Projected GAAP Net Income Attributable to EnerNOC, Inc.	$98.0	$100.0	$3.27	$3.33	$14.0	$16.5	$0.47	$0.55

Adjustments:
Stock-based compensation	4.3	4.5	0.14	0.15	16.5	16.7	0.55	0.56
Amortization expense of acquired intangible assets	2.9	2.9	0.10	0.10	10.2	10.2	0.34	0.34

Projected Non-GAAP Net Income Attributable to EnerNOC, Inc.	105.2	107.4	3.51	3.58	40.7	43.4	1.36	1.45

Adjustments:
Depreciation	6.3	6.6			23.4	23.7
Direct and incremental expenses related to acquisitions or divestitures	0.0	0.0			1.4	1.4
Interest and other expense, net	1.0	1.0			2.0	2.0
Provision for income taxes[1]	11.0	12.0			4.5	5.5

Adjusted EBITDA	$123.5	$127.0			$72.0	$76.0

Weighted Average Number of Common Shares Outstanding-Diluted	30.0	30.0			30.0	30.0

(1)	Twelve months ended December 31, 2014 excludes discrete tax provision of $1.5 recorded during the three and six month periods ended June 30, 2014 related to the Company’s sale of the UCS business component.